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                                                                 EXHIBIT 10(j)-3

                                AMENDMENT NO. 2

                                      TO

               PP&L, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     WHEREAS, PP&L, Inc. ("PP&L") adopted the PP&L, Inc. Supplemental Executive Retirement Plan (the "Plan"), effective July 1, 1985, as amended and restated from time to time, for certain of its employees; and

     WHEREAS, the Plan was amended and restated effective January 1, 1998, and subsequently amended by Amendment No. 1; and

     WHEREAS, the Company desires to further amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

I. Effective July 1, 1999 the definition of "Prior Plan" in Article 2 was deleted.
II. Effective July 1, 1999, the following sections of Article 4 are amended to read as follows:

4.   Amount of Supplemental Executive Retirement Benefit.

     (a) A Participant entitled to benefits under Article 3 will be paid a SERB equal to an annual amount payable for the life of Participant calculated pursuant to Sections (b) through (f) below:

     (b)  The amount calculated under Subsection (1) and/or (2), as appropriate:

          (1)  The sum of (A) plus (B):

               (A) 2.0% of Participant's Supplemental Final Average Earnings times his Years of Service up to 20, plus

               (B) 1.5% of Participant's Supplemental Final Average Earnings times his Years of Service in excess of 20 but not in excess of 30.

          (2) With respect only to Participants who were officers in positions in PP&L Salary Groups I through IV on December 31, 1997:

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               (A)  the benefit determined under Subsection (4)(b)(1) shall be calculated using Projected Years of Service instead of Years of Service;

               (B) such Participant's SERB shall not be less than the greater of (I) or (II) below:

                    (I) (i) 2.7% of Participant's Supplemental Final Average Earnings calculated as of the earlier of December 31, 2001 or the date Participant terminates employment times his Years of Service up to 20, plus (ii) 1.0% of Participant's Supplemental Final Average Earnings calculated as of the earlier of December 31, 2001 or the date Participant terminates employment, times his Years of Service in excess of 20 but not more than 30 less (iii) the annual amount payable as the maximum primary Social Security benefit payable to an individual aged 65 in the year of Participant's retirement whether or not received by Participant.

                    (II) (i) 2.7% of Participant's Supplemental Final Average
                         Earnings calculated as of the earlier of December 31, 2001 or the date Participant terminates employment, times his Projected Years of Service up to 20, plus
                         (ii) 1.0% of Participant's Supplemental Final Average Earnings calculated as of the earlier of December 31, 2001 or the date Participant terminates employment, times his Projected Years of Service in excess of 20 but not more than 30, less (iii) the annual amount payable as the maximum primary Social Security benefit payable to an individual aged 65 in the year of Participant's retirement whether or not received by Participant

     (f) In the event that a Participant's benefits under any plan to which Section (d) or (e) of this Article refers are subject in whole or in part to a domestic relations order, SERB payments shall be calculated and paid without regard to such order.

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III.  Except as provided for in this Amendment No. 2, all other provisions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, this Amendment No. 2 is executed this ____ day of ___________________1999.

                                        PP&L, INC.


                                        By:_______________________________
                                           John R. Biggar
                                           Senior Vice President and
                                           Chief Financial Officer

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